CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2023, relating to the financial statements and financial highlights of Cantor Fitzgerald Equity Dividend Plus Fund (formerly the Cantor FBP Equity & Dividend Plus Fund) and Cantor Fitzgerald Large Cap Focused Fund (formerly the Cantor Growth Equity Fund), each a series of Cantor Select Portfolios Trust, for the year ended September 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the references to our firm in the Registration Statement on Form N-1A of Cantor Fitzgerald International Equity Fund under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin January 22, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board